SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                               SPARTA FOODS, INC.
             (Exact Name of Registrant as Specified in its Charter)

   Minnesota                                                     41-1618240
(State or Other Juris-                                       (I.R.S. Employer
diction of Incorporation                                 Identification Number)
   or Organization)

                             1565 First Avenue N.W.
                          New Brighton, Minnesota 55112
              (Address of Principal Executive Office and Zip Code)


            Sparta Foods, Inc. Amended and Restated Stock Option Plan
                            (Full Title of the Plan)

                            Joel P. Bachul, President
                               Sparta Foods, Inc.
                             1565 First Avenue N.W.
                          New Brighton, Minnesota 55112
                                 (612) 697-5500
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                                Daniel A. Yarano
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                          Minneapolis, Minnesota 55402

                         CALCULATION OF REGISTRATION FEE
======================== ====================== ====================== ====================== ======================
                                                                             Proposed
                                                  Proposed Maximum            Maximum
  Title of Securities        Amount to be          Offering Price            Aggregate              Amount of
   to be Registered          Registered(1)          Per Share(2)         Offering Price(2)      Registration Fee
======================== ====================== ====================== ====================== ======================
  Options to Purchase
Common Stock under the
         Plan                 Indefinite               $ 0.00                 $ 0.00                 $ 0.00

 Common Stock issuable
   upon exercise of
 options granted under
       the Plan
                            350,000 shares            $1.46875               $514,063                $151.65
                                                                                                      ------
        TOTAL:
                                                                                                     $151.65
======================== ====================== ====================== ====================== ======================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on January 9, 1998.

     The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's Amended and Restated Stock Option Plan. The contents of the Registrant's Registration Statement on Form S-8, Reg. No. 333-02465, are incorporated herein by reference.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brighton and State of Minnesota, on the 14th day of January, 1998.


                                        SPARTA FOODS, INC.
                                        (the "Registrant")



                                        By   /s/ Joel P. Bachul
                                             Joel P. Bachul, President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                               (Power of Attorney)

     Each of the undersigned constitutes and appoints Joel P. Bachul and A. Merrill Ayers his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Sparta Foods, Inc. relating to the Company's Amended and Restated Stock Option Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature                                   Title                          Date
         ---------                                   -----                          ----

/s/ Joel P. Bachul                          President, Chief Executive          January 14, 1998
Joel P. Bachul                              Officer and Director
                                            (principal executive officer)


/s/ A Merrill Ayers                         Chief Financial Officer             January 14, 1998
A. Merrill Ayers                            (principal financial and
                                             accounting officer)


/s/ Larry P. Arnold                         Director                            January 14, 1998
Larry P. Arnold


                                            Director                            January __, 1998
Edward K. Jorgensen


/s/ Michael J. Kozlak                       Director                            January 14, 1998
Michael J. Kozlak


/s/ Richard H. Leepart                      Director                            January 14, 1998
Richard H. Leepart


/s/ R. Dean Nelson                          Director                            January 14, 1998
R. Dean Nelson


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                               SPARTA FOODS, INC.


                         Form S-8 Registration Statement



                             E X H I B I T I N D E X


Exhibit
Number            Exhibit Description
-------           -------------------

 5                Opinion and Consent of counsel re securities under the Plan
23.1              Consent of counsel (See Exhibit 5)
23.2              Consent of independent accountants
24                Power of attorney (See Signature Page)